Exhibit 5.1

August 24, 2012

Independent Bank Corp.

288 Union Street

Rockland, MA 02370

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (as amended from time to time, and including the form of prospectus contained therein and any prospectus supplement thereto, the “Registration Statement”) being filed by Independent Bank Corp., a Massachusetts corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the following securities of the Company, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at a proposed aggregate maximum offering price of $125,000,000:

(i)	debt securities, which may be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, together with Senior Debt Securities, the “Debt Securities”),

(ii)	common stock, $.01 par value per share (“Common Stock”);

(iii)	preferred stock, $.01 par value per share (“Preferred Stock”);

(iv)	depositary shares (“Depositary Shares”);

(v)	stock purchase contracts (“Purchase Contracts”);

(vi)	units (the “Units”); and

(vii)	warrants (the “Warrants”) and other rights (the “Rights”).

The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Units, Warrants and Rights are hereinafter collectively referred to as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereto.

The Securities may be issued pursuant to one or more underwriting agreements, purchase agreements, subscription agreements or similar agreements between the Company and the underwriters or purchasers to be named in such agreements (collectively, the “Purchase Agreements”).

The Senior Debt Securities may be issued pursuant to a senior indenture between the Company and a trustee to be named in such senior indenture, and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company and a trustee to be named in such subordinated indenture (together, the “Indentures”).

Independent Bank Corp.

August 24, 2012

We have examined, and are familiar with, and have relied as to factual matters solely upon, the Registration Statement, the Company’s restated articles of organization, the amended and restated by-laws of the Company, the minute books of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion. In our examination of documents, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or copies, the genuineness of all signatures, the legal capacity of all natural persons, and the completeness and accuracy of the corporate records of the Company provided to us. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed that any Purchase Agreement, Indenture and other agreements related to the Securities or their offer, sale and issuance (the “Related Agreements”) will be duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to a Purchase Agreement, an Indenture or any Related Agreements other than the Company. We have assumed that such agreements will be the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We express no opinion with respect to the applicability of any law other than the state laws of The Commonwealth of Massachusetts (without giving effect to conflicts of law principles).

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (b) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (c) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (d) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any such defenses may be subject to the discretion of a court.

Independent Bank Corp.

August 24, 2012

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (f) any provision of any agreement requiring the payment of interest on overdue interest, (g) which provides that the terms of any agreement may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. When the terms of the issuance and sale of the Common Stock or Preferred Stock (or Depositary Shares), have been duly authorized by the Company, the designation, preferences, limitations and relative rights of the Preferred Stock have been established in accordance with the Company’s restated articles of organization, and the Common Stock or Preferred Stock (or Depositary Shares) has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Common Stock or Preferred Stock (or Depositary Shares) will be validly issued, fully paid, and non-assessable.

2. When the terms of the Warrants and Rights and of their issuance and sale have been duly authorized by the Company, the applicable warrant or rights agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants or Rights have been duly executed and delivered in accordance with the applicable warrant or rights agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Warrants or Rights will constitute valid and binding obligations of the Company.

3. When the terms of the Purchase Contracts and of their issuance and sale have been duly authorized by the Company, the Purchase Contracts have been duly authorized, executed and delivered by the parties thereto and such Purchase Contracts have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company.

4. When the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company and duly established in conformity with the applicable indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor, and issued and

Independent Bank Corp.

August 24, 2012

sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, as applicable, subject to the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the applicable Indenture.

5. When the terms of the Units and of their issuance and sale have been duly authorized by the Company, the applicable Units have been duly authorized, executed and delivered by the parties thereto and such Units have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Units will constitute valid and binding obligations of the Company.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; and (ii) the Company will have reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock and Preferred Stock as is necessary to provide for any issuance of the shares of Common Stock and Preferred Stock pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters” in the prospectus included as a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose. This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/s/ CHOATE, HALL & STEWART, LLP